UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6686	13-1024020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 704-1200

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously reported, on December 8, 2024, The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company” or “IPG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omnicom Group Inc., a New York corporation (“Omnicom”), and EXT Subsidiary Inc., a Delaware corporation and a direct wholly owned subsidiary of Omnicom (“Merger Sub”). On November 26, 2025 (the “Closing Date”), pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Omnicom (the “Surviving Corporation”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, effective as of November 26, 2025, the Company terminated the Amended and Restated Credit Agreement, dated as of May 29, 2024 (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Revolving Credit Agreement”), among the Company, the banks, financial institutions and other institutional lenders party thereto and Citibank N.A., as administrative agent. In connection with the termination, all unpaid amounts and fees thereunder were paid in full and all commitments and obligations under the Revolving Credit Agreement were terminated. At the time of termination, there were no outstanding borrowings and an aggregate amount of approximately $9.5 million in issued letters of credit outstanding (the “Existing Letters of Credit”). The Existing Letters of Credit will remain outstanding and be deemed issued under Omnicom’s credit facilities concurrently with the termination of the Revolving Credit Agreement. The Company was not obligated to pay any prepayment or early termination fees or penalties as a result of the termination of the Revolving Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the introductory note, on the Closing Date, pursuant to the terms and conditions of the Merger Agreement, the Merger was consummated.

The Merger

Upon the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.10 per share, of the Company (the “Company common stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) was converted into the right to receive 0.344 shares of common stock (the “Exchange Ratio”), par value $0.15 per share, of Omnicom (“Omnicom common stock”) and, if applicable, cash in lieu of fractional shares (the “Merger Consideration”).

Treatment of Stock-Based Awards and Performance Incentive Plan

As of the Effective Time, each option to acquire shares of Company common stock granted by the Company (each, an “IPG Stock Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, was assumed by Omnicom and was automatically converted into an option to acquire shares of Omnicom common stock. Each such IPG Stock Option as so assumed and converted (after such conversion, an “Assumed Option”) continues to have the same terms and conditions as applied to the IPG Stock Option immediately prior to the Effective Time, except that, as of the Effective Time, each such Assumed Option will constitute an option to acquire that number of whole shares of Omnicom common stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Company common stock subject to such IPG Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Omnicom common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of such IPG Stock Option by (y) the Exchange Ratio.

As of the Effective Time, each time-based restricted stock unit with respect to shares of Company common stock granted by the Company (each, an “IPG RSU”) that was outstanding immediately prior to the Effective Time was assumed by Omnicom and automatically converted into a cash award equal to the fair market value of the corresponding number of shares of Company common stock underlying such IPG RSU, based on the closing price of such shares on the last day on which shares of Company common stock were traded on the New York Stock Exchange (the “NYSE”) prior to the Effective Time, and each such IPG RSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to such IPG RSU immediately prior to the Effective Time (including any requirement for continued service with the Company or its affiliates and any double-

trigger vesting protections, forfeiture and exercisability terms and terms relating to dividend or dividend equivalent rights), except that each such IPG RSU so assumed and converted will be settled in cash in lieu of shares of Company common stock.

As of the Effective Time, each performance share award granted by the Company (each, an “IPG PSU”) that was outstanding immediately prior to the Effective Time was assumed by Omnicom and converted into a cash award equal to the fair market value of the corresponding number of shares of Company common stock underlying such IPG PSU (which number of shares of Company common stock subject to an IPG PSU was determined based on the target level of performance or the greater of actual and target level performance if the performance period in respect of such IPG PSU ended on or prior to the Effective Time), based on the closing price of such shares on the last day on which shares of Company common stock were traded on the NYSE prior to the Effective Time, and each such IPG PSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to such IPG PSU immediately prior to the Effective Time (including any requirement for continued service with the Company or its affiliates and any double-trigger vesting protections, forfeiture terms and terms relating to dividend or dividend equivalent rights but excluding any performance-based vesting conditions), except that such IPG PSU will be settled in cash in lieu of shares of Company common stock.

As of the Effective Time, each award granted under the IPG Restricted Cash Plan (each, an “IPG Restricted Cash Award”) and each performance cash award granted under an IPG Stock Plan (each, an “IPG Performance Cash Award” and, together with the IPG Restricted Cash Awards, the “IPG Cash Awards”) that, in each case, was outstanding immediately prior to the Effective Time was assumed by Omnicom, and each such IPG Cash Award so assumed continues to have, and is subject to, the same terms and conditions as applied to such IPG Cash Award immediately prior to the Effective Time (including any requirement for continued service with the Company or its affiliates and any double-trigger vesting protections and forfeiture terms but excluding any performance-based vesting conditions), provided that the payment opportunity in respect of any IPG Performance Cash Award was determined based on the target amount of such IPG Performance Cash Award as in effect immediately prior to the Effective Time or the greater of the target amount and the amount determined based on actual performance if the performance period in respect of such IPG Performance Cash Award ended on or prior to the Effective Time.

All IPG Stock Options, IPG RSUs and restricted stock awards with respect to shares of the Company’s common stock held by non-employee members of the board of directors of the Company became fully vested immediately prior to the Effective Time.

As of the Effective Time, Omnicom also assumed the IPG Amended and Restated 2019 Performance Incentive Plan.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to (i) the other items of this Current Report on Form 8-K, (ii) the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 30, 2025 and (iii) the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company requested that the shares of Company common stock, which traded under the symbol “IPG,” cease to be traded on the NYSE as of the open of trading on November 28, 2025 and be delisted from the NYSE. Accordingly, the NYSE will file with the Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 (the “Form 25”), to delist and deregister the Company common stock. The delisting of the Company common stock from the NYSE will be effective 10 days after the filing of the Form 25. The Company intends to file with the Commission a Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Exchange Act on Form 15, requesting the deregistration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

In connection with the deregistration of the shares of Company common stock described above, the Company also intends to file post-effective amendments to certain of its outstanding registration statements to terminate the effectiveness of such registration statements and remove from registration any and all unsold securities under such registration statements.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each issued and outstanding share of Company common stock was cancelled and each holder of Company common stock ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a direct wholly owned subsidiary of Omnicom and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the Merger Agreement, the sole director of Merger Sub, Louis F. Januzzi, became the sole director of the Surviving Corporation, and each of the officers of the Company immediately prior to the Effective Time became the initial officers of the Surviving Corporation, in each case until their successors are duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and the bylaws, each as in effect immediately prior to the Effective Time, were amended and restated in their entirety, as set forth on Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 8, 2024, by and among The Interpublic Group of Companies, Inc., Omnicom Group Inc. and EXT Subsidiary Inc. (incorporated by reference to Exhibit 2.1 of The Interpublic Group of Companies, Inc.’s Current Report on Form 8-K, dated December 9, 2024)

3.1	Amended and Restated Certificate of Incorporation of The Interpublic Group of Companies, Inc.

3.2	Bylaws of The Interpublic Group of Companies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: November 26, 2025	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani
Title: Executive Vice President and General Counsel